Exhibit 10.9

CONSTRUCTION LOAN AGREEMENT

THIS AGREEMENT, made the 7th day of November, 2003, by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at PA1245, 123 South Broad Street, Philadelphia, Pennsylvania 19109 (“Lender”) and ORLEANS AT LAMBERTVILLE, LLC, a New Jersey limited liability company with an office at 300 East Park Avenue, Suite 8, Hainesport, New Jersey  08036 (“Borrower”).

W I T N E S S E T H :

A.            Borrower is or is about to be the owner of certain real estate consisting of approximately 55 acres of land (the “Real Estate”) located in the City of Lambertville, Hunterdon County, New Jersey, such land being the development to be known as Lambert’s Hill, and containing townhouse building lots (each a “Lot”).  The Real Estate is more fully described in the mortgage referred to in Section 2 hereof.

B.            Borrower desires to construct or cause to be constructed, within the time hereinafter set forth, a total of one hundred twenty-nine (129) townhouse dwellings (each a “Dwelling”), within a total of 42 structures (each a “Building”) and various on-and-offsite improvements to serve the Dwellings (the “Site Improvements”); the Buildings, Site Improvements and Dwellings being sometimes referred to herein collectively as the “Improvements”, in accordance with certain plans and specifications (the “Plans and Specifications”), copies of which, initialed by Borrower for identification purposes, have been deposited with Lender (the “Project”).

C.            In connection with the development of the Real Estate with the Improvements, Borrower (or its predecessor in title) may enter into agreements (hereinafter collectively called the “Municipal Agreements”) with municipal or quasi-municipal authorities and/or suppliers of utility services.

D.            Borrower has applied to Lender for a loan to finance or refinance (i) a portion of the cost of the acquisition of the Real Estate and (ii) the cost of construction of the Improvements and related costs.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Loan.

Subject to the terms and conditions herein set forth, Lender agrees to lend, and Borrower agrees to borrow, a sum aggregating not in excess of $39,040,921 (the “Loan”).

2.             Security.

2.1.          The Loan shall be advanced by Lender in installments as hereinafter provided, and shall be evidenced by Borrower’s mortgage note (the “Note”) executed simultaneously herewith.

2.2.          As security for the Loan and for the obligations of Borrower hereunder, Borrower shall deliver to Lender the following:

2.2.1.       A mortgage and security agreement (the “Mortgage”) covering the Real Estate, all easements appurtenant to or benefiting the Real Estate, the Improvements and all fixtures, machinery and equipment necessary or incidental to the general operation and maintenance thereof and all renewals and replacements thereof or additions thereto, all as more specifically described in the Mortgage (all of the foregoing are sometimes hereinafter collectively referred to as the “Mortgaged Property”).  The Mortgage shall be a continuing first lien in the full amount of the Loan, on a good and marketable fee simple title to the Real Estate and the other Mortgaged Property located thereon, free and clear of all other prior liens (including mechanics’ liens, filed or unfiled), restrictions, easements and other encumbrances and title objections that are not approved by Lender, and shall be insured as such at Borrower’s expense by a reputable title insurance company satisfactory to Lender.

2.2.2.       Such additional security agreements, financing statements and other security instruments, creating a valid first lien upon the aforesaid fixtures, machinery, equipment and other property now or hereafter located upon the Real Estate as the Lender may reasonably require.

2.2.3.       A guaranty and suretyship agreement executed by Orleans Homebuilders, Inc., a Delaware corporation (the “Guarantor”).

2.2.4.       A collateral assignment of agreements affecting the Real Estate.

The documents referred to above shall be in form and substance satisfactory to Lender.

3.             Construction.

3.1.          Borrower shall commence construction according to the Plans and Specifications (either directly or through a general contractor approved by Lender) promptly after signing this Agreement and thereafter proceed diligently, employing sufficient workmen and supplying sufficient materials so that the Improvements shall be fully completed and ready for normal use thereof not later than (i) the “Payment Date” (as defined in the Note) with respect to the entire Improvements, and (ii) with respect to any Dwelling that is the subject of an agreement of sale with a purchaser thereof, the date for completion required by such agreement of sale.

3.2.          Borrower further agrees that:

3.2.1.       The construction shall be performed strictly in accordance with the Plans and Specifications and with all applicable statutes, laws and ordinances, the requirements of all governmental authorities having jurisdiction, and the requirements of the Insurance Service Organization (or any other body now or hereafter constituted exercising similar functions) in and for the locality in which the Real Estate is situated.

3.2.2.       Except as otherwise noted on the plans and specifications, the Improvements when erected will be wholly on the Real Estate within applicable building restriction lines and will not violate applicable use or other restrictions, whether established in prior conveyances, zoning laws or regulations or elsewhere.  Borrower will, upon request, furnish evidence with respect thereto, together with a foundation survey by a licensed surveyor or engineer, showing that except as otherwise noted on the plans and specifications the construction is entirely on the Real Estate and free from such violations and that there are no encroachments by or on the Real Estate.

3.2.3.       No material amendment shall be made to the Plans or Specifications without the written approval of the Lender and, regardless of the nature of the amendment, of any governmental authority having jurisdiction.

3.2.4.       Immediately after receiving notice from Lender or any governmental authority, Borrower will remove from the Real Estate all materials and all portions of the construction which Lender or any governmental authority may condemn as failing in a substantial way to conform with the Plans and Specifications or applicable laws and will make good all portions of the construction damaged by such removal.

3.2.5.       Borrower will provide to Lender facilities commonly made available by responsible general contractors for the inspection of the Mortgaged Property and afford full and free access to all plans, drawings and records with respect to the construction.

3.3.          Lender may at any time place a superintendent or inspector on the job, whose duties shall be to require that the Improvements are constructed in accordance with the Plans and Specifications.  If (and only if) such superintendent or inspector is placed on the job after default by Borrower, such superintendent or inspector shall be paid an amount specified by Lender which shall be disbursed hereunder and shall be evidenced by the Note and secured by the Mortgage.

3.4.          Although Lender may inspect and approve the Plans and Specifications, cost estimates, actual construction, and other matters pertaining to construction of the Improvements or exercise its rights under Section 3.3 above, such inspections or exercise of rights are solely for the protection of Lender, and Borrower understands that Lender is not making and will not make any warranties or representations as to any matters pertaining to the Improvements (including, without limiting the generality hereof, the sufficiency of the construction funds, the adequacy of the Plans and Specifications or proper performance by any contractor or subcontractor).

4.             Advances.

4.1.          The Loan shall be allocated in accordance with the budget set forth in Exhibit “A” attached hereto and hereby made a part hereof (the “Loan Budget”), but Lender may at its option reallocate the Loan, or any part thereof, among the categories set forth in Exhibit “A” at any time and from time to time.  After an initial advance at settlement, Borrower will request advances periodically, but not more frequently than monthly, as the work progresses, such request to be on Lender’s customary form, signed by any one of Benjamin D. Goldman, Joseph Santangelo, or James Thompson.

4.2.          Advances may, after the occurrence of any Event of Default hereunder, be made (directly or through a title insurer) to Borrower, any prime contractor(s), subcontractor(s), materialman and others who have furnished goods or services in connection with the Project, or to some or any of them, as Lender may elect from time to time.

4.3.          Applications for advances for direct construction costs shall also be signed by the general contractor, if any, and shall be for amounts not exceeding the lesser of (i) the cost of the completed construction and materials incorporated in the improvements, and (ii) the maximum amount allocated thereto on the Loan Budget.  Payment of each such application will be subject to the certification of Lender’s inspector, based on a physical inspection, that the work for which payment is requested has been completed in accordance with the Plans and Specifications, that the cost thereof is as set forth in the application, and that the work is progressing rapidly enough to meet the completion date set forth in Section 3 of this Agreement.  However, approval and/or payment of any application shall not constitute a waiver of Lender’s rights as to any work or material which may be defective or which may fail to comply with the Plans and Specifications or with the requirements of Section 3 of this Agreement.

4.4.          Applications for advances for indirect construction costs (such as interest, insurance premiums and settlement expenses) will include such supporting information as Lender may reasonably require.  Lender may make disbursements from the “Interest Reserve” that is part of the Loan Budget for interest due Lender during construction without further authorization from Borrower, but Lender agrees to send notice of such disbursement to Borrower.  Borrower acknowledges that the “Interest Reserve” in the Loan Budget (i) may not be sufficient to pay interest on the Loan throughout the entire term thereof and (ii) may not, by reason of the operation of Sections 4.7.2 and 4.8.1 below, be available to be drawn upon by Borrower at the time any payment of interest is due under the Note, and in such event Borrower will be responsible to make payments for interest on the Loan out of funds other than the proceeds of the Loan.

4.5.          Intentionally Omitted.

4.6.          Intentionally Omitted.

4.7.          Notwithstanding anything to the contrary contained in this Agreement:

4.7.1.       Lender shall have the right to apply any funds which it agrees to advance hereunder to bring about the completion of the Improvements and to payment of any settlement costs, taxes, special assessments or any other charges which could be a lien on the Real Estate, or any interest on the Loan, or any premium on any insurance policy affecting the Mortgaged Property.

4.7.2.       Lender shall not be obligated to make any advance to Borrower if, as a result of such advance, the amount outstanding under the Note would exceed the lesser of (i) $16,000,000, or (ii) the “residual commitment.”  The “residual commitment” shall mean the difference between (x) $39,040,921 and (y) the greater of (A) aggregate amount of all sums theretofore repaid on account of principal of this Loan or (B) the product of the number of Lots theretofore released from the lien of the Mortgage multiplied by $302,643 Lender shall not be obligated to advance funds to commence the construction of any Dwelling on the Real Estate unless, in Lender’s reasonable opinion, sufficient funds are available to complete such Dwelling unit and all other dwelling units then under construction; that is, that the advance or advances necessary to complete such additional Dwelling and all other Dwellings then under construction, will not cause the amount outstanding under the Note to exceed, at any time, the lesser of (i) $16,000,000 or (ii) the “residual commitment.”

4.7.3.       Lender shall not advance funds for the construction of any Building if, as a result of the construction of such Building, there would then be (i) more than thirteen (13) “spec” Dwellings or (ii) there would then be completed or under construction Buildings containing, in the aggregate and inclusive of “spec” Dwellings, more than fifty (50) Dwellings owned by Borrower.  Dwellings that are completed and owned by Borrower or are under construction and, in either situation, not subject to a “firm” agreement of sale (including all model Dwellings) shall be deemed to be “spec” Dwellings.  For purposes of this Agreement, an agreement of sale shall be deemed to be “firm” if (i) the purchaser has paid a cash deposit of not less than 5% of the purchase price (unless the purchaser of the Dwelling shall have applied for FHA financing, in which case the minimum deposit may be 3% of the sale price) and (ii) all contingencies to the purchaser’s obligation under the agreement of sale (other than a standard mortgage contingency which does not condition the mortgage on the sale of any other property by the purchaser and the requirement for performance of the seller’s obligations) have been satisfied.  Notwithstanding the foregoing, in addition to the Buildings Borrower may have under construction at any time pursuant to the first sentence of this Section 4.7.3 Borrower may have under construction at any time the foundations for additional Buildings on the Real Estate provided that the maximum number of such additional Building foundations that may be under construction at any time pursuant to this Section 4.7.3 shall not exceed two (2), and Lender shall advance Loan proceeds for the costs thereof to the extent Lender determines in good faith that such costs are reasonable.

4.7.4.       Lender shall not be obligated to advance with respect to any Dwelling funds for the hard costs of construction of such Dwelling in excess of $171,500.

4.7.5.       Lender shall not advance more than $6,095,654 from the “Site Improvements” category of the Loan Budget until Borrower shall have completed closings on the sale of twenty (20) Dwellings and caused the subject Lots to be released from the lien of the Mortgage.

4.8.          The Loan proceeds allocated in the Loan Budget to “Hard Costs”, “Interest Reserve” and “Marketing and Overhead” will be advanced to Borrower as follows:

4.8.1.       Hard Costs:  After the delivery to Lender of each “firm” agreement of sale for a Dwelling, $171,500 shall be available to be drawn by Borrower on account of “Hard Costs”.

4.8.2.       Interest Reserve:  After the delivery to Lender of each “firm” agreement of sale for a Dwelling, $6,295 shall be available to be drawn from the Interest Reserve.  Notwithstanding the foregoing, up to $55,000 to pay interest on the Loan for the period ending three months after the date of this Agreement shall be available to be drawn from the Interest Reserve without regard to the delivery to Lender of any “firm” agreements of sale for any Dwellings.

4.8.3.       Marketing and Overhead:  After the delivery to Lender of each “firm” agreement of sale for a Dwelling, $25,000 shall be available to be drawn by Borrower on account of “Marketing and Overhead”.

4.8.4.       If prior to the advance of all “Interest Reserve” or “Marketing and Overhead” funds pursuant to Sections 4.8.2 and 4.8.3 any “firm” agreement of sale shall be terminated for any reason other than closing under such agreement of sale, for purposes of this Section 4.8 and of Section 4.7.3 above the Dwelling that was the subject of the terminated agreement shall thereafter be considered a “spec” Dwelling until such time as it again is subject to a “firm” agreement of sale.

4.8.5.       Advances requested pursuant to this Section 4.8 shall be subject to all of the other conditions to an advance contained in this Agreement.

4.9.          If at any time Lender, in the good faith exercise of business judgment, determines that the funds hereby agreed to be advanced (or the undisbursed balance thereof) are insufficient for the purpose of completing the Improvements or of paying any of the aforesaid charges, or any other charge or expense which may have been incurred or may be assumed by Lender in connection with this Agreement, Borrower agrees to pay to Lender the amount of any such deficiency promptly on demand, which Lender shall hold in an interest bearing account.  Any such amounts shall be disbursed for the purposes set forth herein before any disbursements are made out of the undisbursed portion of the Loan.

4.10.        No advance shall be made with respect to any structure that is part of the Improvements unless Borrower has delivered to Lender a valid building permit for such structure, issued by the City of Lambertville, and a valid water and sewer connection permit for each Dwelling.

4.11.        No advance shall be made if any person has filed a Notice of Unpaid Balance and Right to File Lien against any portion of the Mortgaged Property pursuant to the New Jersey Construction Lien Law, P.L. 1993, Chapter 318, nor shall any advance be made unless Lender’s title insurer has endorsed Lender’s policy of title insurance to insure the

Mortgage as a first lien on the Mortgaged Property in the amount of the aggregate of such advance and all prior advances.

5.             Hazard and Liability Insurance.

Borrower shall furnish and maintain insurance as required by the Mortgage.  So long as this Agreement is in force the policies of fire insurance shall be in the “Builder’s Risk Completed Value Non-Reporting” form.  If the fire insurance policies shall be in the “Builder’s Risk” form, no portion of the Improvements may be occupied unless Borrower’s insurer acknowledges to Lender in writing that such insurance shall remain in effect, notwithstanding the occupancy of the Improvements.  In addition to the foregoing, Borrower shall furnish Lender with certificates of comprehensive public liability insurance and worker’s compensation insurance, covering Borrower and the General Contractor, if any, in such amounts and form and with such companies as may be satisfactory to Lender in the exercise of reasonable business judgment.

6.             Borrower’s Warranties.

Borrower, as a material inducement to Lender to make the Loan, represents and warrants that:

6.1.          There is no litigation pending or threatened which would in any way affect any of the following: title to the Mortgaged Property or any part thereof; the validity or priority of the lien of the Mortgage; issuance or validity of any zoning variance or other zoning or subdivision approval affecting the Mortgaged Property; any building permit or certificate of occupancy which has been or is to be issued in connection with the Mortgaged Property or any part thereof.

6.2.          Borrower has obtained or will obtain a validly issued building permit and such other permits as may be required by law for construction of the Improvements and all appeal periods allowed with respect thereto have expired without any appeal having been filed by any person; the Plans and Specifications are identical in all respects to those on which a building permit for each structure has been (or will be) issued; and the Mortgaged Property now complies, and upon completion of the Improvements will comply, in all respects with all requirements of law including those relating to building, zoning, subdivision and environmental protection.

6.3.          No part of the Mortgaged Property has been damaged or taken by, or is under cloud of, eminent domain proceedings.

6.4.          The Mortgaged Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

6.5.          There has been no material adverse change in the financial condition of Borrower or the Guarantor since the date of the loan application previously submitted to Lender.

6.6.          The Loan does not violate any other contractual obligation of Borrower or the Guarantor.

6.7.          The Mortgaged Property has unqualified access to and from a public road.

6.8.          Electricity, potable water and sewerage facilities and, if shown on the Plans and Specifications, natural gas service are available at the Mortgaged Property and are of sufficient capacity to service the Improvements.

6.9.          To the best of Borrower’s knowledge, information and belief (i) no hazardous substance pollutant or contaminant (as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. “9601, as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub.L.No. 99-499, 100 Stat. 1613 (1986), is present on the Mortgaged Property, (ii) the primary operations of the business being conducted on the Mortgaged Property are in compliance with the New Jersey Industrial Sites Recovery Act, N.J.S.A. 131k:6 et seq. (ISRA); and (iii) Borrower has not been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under the above referenced laws.  Borrower will not use, generate, treat, store, dispose of, or otherwise introduce any hazardous substances, hazardous waste, residual waste or solid waste  (as defined above) pollutant, contaminant hazardous waste, residual waste or solid waste (as defined above) into or on the Mortgaged Property in violation of any applicable statute, law, ordinance rule or regulation and will not cause, suffer, allow, or permit anyone else to do so.

Each request for an advance of proceeds of the Loan hereafter made by Borrower shall constitute Borrower’s representation and warranty that (i) the representations and warranties contained in this Article are true and correct as of the date such request for an advance is made and (ii) all proceeds of the Loan theretofore disbursed by Lender to pay for labor and materials have been applied and paid in strict accordance with all prior requests for advances.

7.             Fees and Expenses.

Upon execution of this Agreement, Borrower will pay Lender a loan fee of $150,205.  No portion of said fee or of any commitment fee heretofore paid to Lender shall be refundable if the maturity date of the Note is accelerated or if Borrower makes any voluntary prepayment of the Loan.  In addition, Borrower will pay or cause to be paid all other fees and charges incurred in the procuring and making of the Loan, including, without limitation, fees and expenses relating to examination of title, title insurance premiums, surveys, recording charges, appraisal fees, environmental study fees, any applicable documentary, transfer, recording or other similar taxes, Lender’s counsel’s fees and disbursements for the preparation of Loan documentation and the closing of the Loan.

8.             No Third Party Beneficiaries.

The parties do not intend the benefits of this Agreement to inure to any third party.  Notwithstanding anything contained herein or in the Mortgage, Note or any other document executed in connection with this transaction, or any conduct or course of conduct by either or both of the parties hereto, or their respective affiliated companies, agents or employees, before or after signing this Agreement or any of the other aforesaid documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, agents or employees in favor of any prime contractor or any other contractor, subcontractor, supplier of labor or materials or any of their respective creditors, or any other person or entity other than Borrower.  Without limiting the generality of the foregoing, advances made directly to any prime contractor or any other contractor, subcontractor or supplier of labor and materials, shall not be deemed a recognition by the Lender of a third-party beneficiary status of any such person or entity.

9.             Mechanics’ Liens.

If any mechanic’s lien, Notice of Unpaid Balance and Right to File Lien or security interest shall be filed against the Mortgaged Property or any part thereof, or any interest therein, by reason of work, labor, services or materials supplied or claimed to have been supplied, or any municipal lien or other lien or encumbrance, other than the Mortgage, is recorded or filed and is not discharged (or if security therefor satisfactory to Lender has not been deposited with Lender) within thirty (30) days after the filing or recording thereof, then Lender may, at its option, pay and discharge said lien or encumbrance, in which case the sum which Lender shall have so paid shall be considered as part of the advances then due or thereafter to become due, as Lender may elect.

10.           Default.

The occurrence of any one or more of the following shall, at the option of Lender, and upon written notice from Lender to Borrower, constitute an “Event of Default” hereunder:

10.1.        A petition shall have been filed by Borrower under any of the provisions of the Federal Bankruptcy Act, as amended, or any other Federal or state insolvency or similar law; or such petition shall have been filed against Borrower or a receiver shall have been appointed in a debtor’s proceeding for Borrower, or any part of its property or assets, or for the Mortgaged Property or any part thereof, and such petition or receivership shall continue unstayed and in effect for a period of thirty (30) days;

10.2.        Borrower shall have made an assignment for the benefit of its creditors;

10.3.        Any execution shall have been levied against the Mortgaged Property or against any other property of Borrower and shall continue unstayed and in effect for a period of ten (10) days;

10.4.        Work in the construction of the Improvements shall have been discontinued for five consecutive business days for any reason whatsoever, except strikes, weather, Acts of God or similar elements of force majeure;

10.5.        Borrower shall have created any security interest in favor of any party other than Lender in the Real Estate or in any fixtures, machinery or equipment used or to be used in connection with the Improvements, or purchased any of the aforesaid items on any conditional sale basis;

10.6.        Borrower shall have failed to comply with any requirements of any governmental authority concerning the Improvements within such period as may be allowed by such governmental authority, after notice in writing of such requirements shall have been given to Borrower but such failure shall not constitute an Event of Default if Borrower shall have filed a timely appeal from such requirement and diligently pursues such appeal and if enforcement against the Mortgaged Property is stayed during the pendency of such appeal, provided that in Lender’s reasonable judgment a subsequent denial of such appeal following continued construction during the pendency of the appeal will not materially adversely affect Borrower’s ability to complete the Improvements as required by this Agreement;

10.7.        Borrower shall have failed to disclose to Lender, upon demand, the names of all persons with whom Borrower has contracted or intends to contract in connection with the construction of the Improvements or the furnishing of any labor, materials or services in connection therewith;

10.8.        Borrower shall have made any material amendment in any contract with any general contractor or architect engaged by Borrower or failed to pursue promptly any remedy under any such contract in the event of any material default by the other party thereto;

10.9.        Borrower shall have failed to observe and perform each and every one of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement and such failure shall continue for a period of ten (10) days after written notice from Lender (but if such failure is susceptible to being cured but cannot be cured within such 10 day period, such shall not be an Event of Default if Borrower shall commence such cure within such 10 day period and diligently pursue such cure to its completion) or any representation or warranty made by Borrower shall appear to have been false or incorrect in any material respect when made;

10.10.      The occurrence of any “Event of Default” as defined in the Note or the Mortgage;

10.11.      Borrower shall be in default, after the expiration of any applicable grace period contained therein, under the terms of any note, mortgage or other agreement with Lender, whether entered into before or after the execution of this Agreement; and

10.12.      Borrower shall have entered into any written or oral lease for any part of the Mortgaged Property without the prior written consent of Lender.

For purposes of clauses Sections 10.1, 10.2, 10.3 and 10.11 above, the word “Borrower” shall include Borrower and the Guarantor.

11.           Remedies.

11.1.        Upon the occurrence of any Event of Default, Lender may exercise any or all of the following rights and remedies as it may deem necessary or appropriate:

11.1.1.     Declare immediately due and payable all sums advanced under the Note which are then unpaid, with all accrued interest.

11.1.2.     Take possession of the Mortgaged Property and all materials, supplies, tools, equipment and construction facilities and appliances located thereon, and proceed either in the name of Lender or in the name of Borrower as Lender shall elect, to complete the Improvements at the cost and expense of Borrower (subject to Lender’s right to discontinue work at any time).  If Lender elects to complete or cause the Improvements to be so completed, Lender will not assume any liability or be liable to Borrower or to any other person for completing the Improvements or for the manner or quality of construction, and Borrower expressly waives any such liability.  If Lender elects to complete or cause the Improvements to be so completed, it may do so according to the Plans and Specifications or according to such changes, alterations or modifications in and to the Plans and Specifications as Lender may deem expedient or necessary, and Lender may enforce or cancel all existing contracts pertaining to the construction or make other contracts which in Lender’s opinion may seem advisable, and Borrower shall pay or cause to be paid Lender upon demand any amount or amounts expended by Lender for such performance, together with any other costs, charges or expenses incident thereto or otherwise incurred or expended by Lender in connection with the Improvements, and the amount so expended shall bear interest at the applicable rate provided in the Note and shall be considered part of the indebtedness evidenced by the Note and secured by the Mortgage, regardless of whether such expenditures cause Borrower’s indebtedness to Lender to exceed the face amount of the Note.  For the purpose of securing Borrower’s obligations hereunder, Borrower hereby assigns, transfers and sets over to Lender all of Borrower’s right, title and interest in, to and under (i) the Plans and Specifications, and (ii) all building and other permits issued by any municipal authority with respect to the Improvements (whether heretofore or hereafter issued); provided that Lender shall not exercise its rights under the aforesaid assignment until default by Borrower hereunder.

11.1.3.     Refrain from making any one or more disbursements of Loan proceeds which Borrower would otherwise be entitled to have made hereunder.

11.2.        In any action or proceeding for recovery of any sums expended by Lender in connection with the completion of the Improvements, a statement of such expenditures, verified by the affidavit of an officer of Lender, shall be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures, and the burden of proving the contrary shall be upon Borrower.

11.3.        The remedies provided in this Agreement shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender under the Note and Mortgage or otherwise at law or in equity, all of which rights and remedies are specifically reserved by Lender.  Failure of Lender to exercise any remedy shall not constitute a waiver of Lender’s rights for that default nor for any further or future default.

11.4.        Borrower agrees that all property of Borrower which may hereafter be deposited with or come into the possession of Lender shall be applicable to secure the payment of the indebtedness evidenced by the Note, and for this purpose Lender is hereby given a lien on and a security interest in all thereof, and for such purpose this Agreement shall constitute a security agreement under the Uniform Commercial Code.

12.           Notices.

All notices to be given by either party to the other hereunder shall be in writing, shall be addressed to Borrower at its offices, as hereinabove set forth, and to Lender at its office, as hereinabove set forth (attention: Commercial Real Estate Department), and shall be delivered by either an independent courier service that obtains a receipt for delivery or certified or registered U.S. Postal Service mail, return receipt requested.  Either party may change its address for notices by written notice to the other party as aforesaid.

13.           Indemnity.

Borrower agrees to protect, indemnify, defend and save harmless Lender and its directors, officers, agents and employees from and against any and all loss, liability, and expense (including reasonable counsel fees) arising out of disputes between Borrower and any contractor, or between any contractor and any subcontractor, materialman or supplier, or between Borrower or any contractor or any subcontractor and any municipal or public authority, or between Borrower and any broker pertaining to this transaction.

14.           Minimum Sales Covenant.

Borrower covenants that Borrower shall obtain “firm” agreements of sale (as defined in Section 4.7.3 above) for no fewer than seven (7) Dwellings during each period of three (3) consecutive calendar months that begins with any month of March, June, September or December, during the term of the Loan, and for no fewer than fifteen (15) Dwellings during each period of six (6) consecutive calendar months that begins with any month of March or September, in each case beginning with the month of March, 2004.

15.           Sales and Releases.

15.1.        Borrower shall deliver to Lender, on or before the 10th day of each month, a written statement setting forth all agreements of sale then in effect with respect to the Mortgaged Property, in such detail as Lender may in good faith require, including without limitation, a report on the current status of all agreements of sale reported on prior statements.

15.2.        Lender agrees to release Lots from the lien of the Mortgage in accordance with the provisions of Section 19 of the Mortgage.  The “release price” for each Lot shall be equal to (i) 100% of the hard costs of construction advanced for such Lot, plus (ii) $144,257.

16.           Conflicts Between Instruments.

In the event of any conflict between the provisions of this Construction Loan Agreement and the provisions of the Note, Mortgage or any other document executed and/or delivered in connection with the Loan (including, without limitation any provisions with respect to the delivery of notice of default and the granting of any opportunity to cure) the provisions of this Agreement shall prevail, notwithstanding any provision in any other document to the effect that such other document shall be deemed controlling.  Any default by Borrower hereunder shall, after the granting of such notice and expiration of any grace period as may be herein contained, constitute an event of default under the Note and Mortgage, without regard for any requirement for notice or opportunity to cure contained in the Note or Mortgage.

17.           Parties Bound - Assignment.

This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and shall inure to the benefit of the successors and assigns of Lender; provided, Borrower shall not voluntarily, involuntarily, or by operation of law assign or transfer any interest which it may have under this Agreement.

18.           Number and Gender.

For purposes of this Agreement the neuter shall be deemed to include the masculine and the feminine, and the singular shall be deemed to include the plural and the plural the singular, as the context may require.

19.           Captions.

The captions contained herein are not a part of this Agreement.  They are only for the convenience of the parties and do not in any way modify, amplify, or give full notice of any of the terms, covenants or conditions of this Agreement.

20.           Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

21.           Waiver of Jury Trial.

BORROWER AND LENDER, AFTER CONSULTATION WITH THEIR RESPECTIVE COUNSEL, EACH HEREBY WAIVE ANY RIGHT WHICH THEY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY SUIT COMMENCED BY OR AGAINST THEM IN CONNECTION WITH THIS AGREEMENT OR WITH ANY DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR THE LOAN, OR IN ANY WAY PERTAINING TO THE LOAN.

22.           Consent to Jurisdiction and Venue.

IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE LENDER MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY.  BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER.

23.           Time of the Essence.

Time shall be the essence of this Agreement.

24.           Relationship of Parties.

The relationship between Borrower and Lender shall at all times be that of debtor and creditor.  Under no circumstances shall such relationship be construed as creating a partnership or joint venture between Borrower and Lender.

25.           Severability.

Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability but shall not invalidate or render unenforceable any other provision of this document and the remaining provisions shall stay in full force and effect.

26.           Entire Agreement; Amendments.

This Agreement and the documents referred to herein constitute the entire agreement and understandings between Borrower and Lender with respect to the Loan.  All prior negotiations, correspondence and discussions between Borrower and Lender and their respective employees, partners, officers, agents and representatives with respect to the Loan and the Mortgaged Property are merged into this Agreement and shall have no force or effect.  This Agreement may be amended only by a writing signed by the parties hereto.

27.           No Implied Waiver.

Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein.  A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event.  After any acceleration of, or the entry of any judgment on, this Agreement, the acceptance by Lender of any payments by or on behalf of Maker on account of the indebtedness evidenced by this Agreement shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Agreement absent an express written agreement duly executed by Lender and Maker.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	Julie A. Pasceri
Julie A. Pasceri,
Assistant Vice President

ORLEANS AT LAMBERTVILLE, LLC, a New Jersey limited liability company

By:	OHI NJ, Inc., a New Jersey corporation, its sole Managing Member

By:	Joseph A. Santangelo
Joseph A. Santangelo
Vice President